UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021

FONAR CORPORATION

______________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-10248	11-2464137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Marcus Drive, Melville, New York 11747 (631) 694-2929
(Address, including zip code, and telephone number of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	FONR	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02(d). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The board of directors reported the appointment of John Collins as a replacement independent director to a vacancy on the Company´s board of directors and audit committee in a press release dated November 23, 2021.

Mr. Collins was selected by the remaining four directors of the Company to fill the vacancy in the Board of Directors resulting from the unfortunate death of Charles N O’Data. Mr. Collins was also appointed to fill the vacancy on the Audit Committee. Mr. Collins is an independent director as defined under the NASDAQ Rules, thereby assuring that a majority of Fonar Corporation’s directors and all the members of the Audit Committee will be independent.

Mr. Collins is a partner at Brownell Partners, PLLC. The practice specializes in the defense of New York Labor Law, premises liability, commercial transportation, products liability, wrongful death, and matters involving allegations of commercial and professional malpractice. The practice also deals with insurance coverage disputes and property damage subrogation cases.

Exhibits:

  99.1 Press Release dated November 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION

(Registrant)

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By /s/ Timothy R. Damadian

Timothy R. Damadian

President and CEO

Dated: November 23, 2021